LAW OFFICES OF

HAROLD P. GEWERTER, ESQ., LTD.

Harold P. Gewerter, Esq.

November 13, 2012

Board of Directors

Rockford Oil Corp.

1174 Manito Dr. NW PO Box 363

Fox Island, WA 98333

Re: Registration Statement on Form S-1 for Rockford Oil Corp., a Nevada corporation (the "Company")

Dear Ladies and Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration of 1,910,000 shares held by existing shareholders of the Company's common stock, $.001 par value, to be sold by the existing selling shareholders.

In connection therewith, I have examined and relied upon original, certified, conformed, Photostat or other copies of the following documents:

i. The Certificate of Incorporation of the Company;

ii. The Registration Statement and the Exhibits thereto; and

iii. Such other documents and matters of law, as I have deemed necessary for the expression of the opinion herein contained.

In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to the originals or certified documents of all copies submitted to me as conformed, Photostat or other copies.

Based on the foregoing, I am of the opinion that the Shares under the registration statement held by existing shareholders and to be sold under this registration statement are legally issued, fully paid and non-assessable and will when sold in this offering be legally issued, fully paid and non-assessable.

5536 S. Ft. Apache #102, Las Vegas, Nevada 89148

Telephone: (702) 382-1714 ♦ Facsimile: (702) 382-1759

E-mail: harold@gewerterlaw.com

Re: Rockford Oil

November 13, 2012

This opinion is limited to the laws of the State of Nevada, federal law as in effect on the date of the effectiveness of the registration statement exclusive of state securities and blue-sky laws, rules and regulations, and to all facts as they exist on the date of the effectiveness of the registration statement.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Opinion" in the prospectus comprising part of the Registration Statement.

Sincerely yours,

HAROLD P. GEWERTER, ESQ., LTD.

/s/ Harold P. Gewerter

Harold P. Gewerter, Esq.

5536 S. Ft. Apache #102, Las Vegas, Nevada 89148

Telephone: (702) 382-1714 ♦ Facsimile: (702) 382-1759

Email: harold@gewerterlaw.com